EXHIBIT 99.1

AMC ENTERTAINMENT INC. ANNOUNCES CONSENT SOLICITATIONS FOR ITS 8.75% SENIOR NOTES DUE 2019 AND 9.75% SENIOR SUBORDINATED NOTES DUE 2020

Kansas City, Missouri, (June 13, 2012) – AMC Entertainment Inc. (the “Company”) announced today that it has commenced a solicitation of consents from holders of each of its 8.75% Senior Notes due 2019 (CUSIP No. 00165AAB4) (the “8.75% Notes”) and its 9.75% Senior Subordinated Notes due 2020 (CUSIP No. 00165AAD0) (the “9.75% Notes” and, together with the 8.75% Notes, the “Notes”).  The record date to determine holders of the Notes eligible to consent is June 12, 2012.

As previously announced on May 20, 2012, AMC Entertainment Holdings, Inc. (“Holdings”), the parent corporation of the Company, and Dalian Wanda Group Co., Ltd. (“Wanda”), a leading Chinese private conglomerate and China’s largest investor in cultural and entertainment activities, have signed a merger agreement pursuant to which Wanda will acquire all of the outstanding capital stock of Holdings (the “Acquisition”).  The Acquisition will constitute a change of control under the Company’s debt instruments.

As a result, the Company is soliciting consents from holders of the Notes for (i) a waiver (with respect to each series of Notes, the “Waiver”) of the requirement for the Company to comply with the “change of control” covenant in each of the Indenture governing the 8.75% Notes (the “8.75% Indenture”) and the Indenture governing the 9.75% Notes (the “9.75% Indenture” and, together with the 8.75% Indenture, the “Indentures”) in connection with the Acquisition, including the Company’s obligation to make a “change of control offer” in connection with the Acquisition with respect to each series of Notes, and (ii) certain amendments (with respect to each series of Notes, the “Proposed Amendments”) to each of the 8.75% Indenture and the 9.75% Indenture to reflect the change in ownership going forward by adding Wanda and its affiliates to the definition of “Permitted Holder” under each of the Indentures.  Holders of Notes may not consent selectively with respect to only certain of the Proposed Amendments with respect to a series of Notes or only the Proposed Amendments or the Waiver with respect to a series of Notes.  The consent solicitations are subject to the terms and conditions set forth in the Company’s Consent Solicitation Statement, dated June 13, 2012 (the “Consent Solicitation Statement”).

The Company is also seeking an amendment and waiver to its senior secured credit facilities to, among other things, permit the change of control as a result of the Acquisition.  If the closing of the Acquisition occurs, the Company currently intends to retire or redeem all of its outstanding 8% Senior Subordinated Notes due 2014 at par on the earliest practicable date following the closing, using a combination of cash on hand and funds contributed to the Company by Wanda.

Holders of the 8.75% Notes who validly consent to the Waiver and Proposed Amendments with respect to the 8.75% Notes on or prior to 5:00 p.m., New York City time, on June 21, 2012 (such date and time with respect to each consent solicitation, as they may be extended, the “Consent Date”), will be eligible to receive a consent fee of $2.50 per $1,000 principal amount of 8.75% Notes for which consents are received on or prior to the Consent Date.  Holders of the 9.75% Notes who validly consent to the Waiver and Proposed Amendments with respect to the 9.75% Notes on or prior to the Consent Date will be eligible to receive a consent fee of $2.50 per $1,000 principal amount of 9.75% Notes for which consents are received on or prior to the Consent Date.

The Company’s acceptance of validly executed, delivered and unrevoked consents and payment of the applicable consent fee with respect to a series of Notes is conditioned upon, among other things, the receipt of the Requisite Consents (as defined below) with respect to such series of Notes on or prior to the applicable Consent Date and the satisfaction or waiver of all conditions precedent to the closing of the Acquisition.  If all of the conditions to the consent solicitation are satisfied or waived, the Company will, as promptly as practicable on the closing date of the Acquisition and immediately prior to such closing, pay the applicable consent fee to each holder of Notes who validly consented and did not revoke their consent on or prior to the applicable Consent Date.

No consent fee with respect to a series of Notes will be paid if the Requisite Consents with respect to such series of Notes are not received, if the applicable consent solicitation is terminated prior to the closing date of the Acquisition for any reason or if the conditions precedent to the closing of the Acquisition are not satisfied or waived.  Each consent solicitation is being made independently of, and is not conditioned on, the other consent solicitation.  The

Company reserves the right to terminate, withdraw or amend each consent solicitation independently of the other consent solicitation at any time and from time to time, as described in the Consent Solicitation Statement.

Upon receipt of consents from holders of at least a majority in aggregate principal amount of the outstanding Notes of each series, voting as a separate class, excluding any Notes owned by the Company or any of its affiliates (the “Requisite Consents”), the Company and the trustee under the applicable Indenture will execute a supplemental indenture giving effect to the applicable Waiver and Proposed Amendments, which will become operative upon payment of the applicable consent fee immediately prior to the closing of the Acquisition.  Except in certain limited circumstances, consents delivered pursuant to the consent solicitations may not be withdrawn or revoked after execution of the applicable supplemental indenture.

Wanda has obtained financing commitments in an amount sufficient to finance fully the Acquisition in the event that any outstanding indebtedness is required to be prepaid or repurchased as a result of the change of control.  None of Parent, the Company or their subsidiaries will be obligors on any of the committed Wanda indebtedness.

This press release is neither an offer to purchase nor a solicitation of an offer to sell any of the Notes.  The consent solicitations are being made solely pursuant to the Consent Solicitation Statement and related materials, copies of which will be delivered to all holders of Notes.  The consent solicitations are not being made to, and consents will not be accepted from or on behalf of, holders in any jurisdiction in which the making of the consent solicitations or the acceptance thereof would not be in compliance with the laws of such jurisdiction.  Holders are urged to read the Consent Solicitation Statement carefully.  Persons with questions regarding the consent solicitations should contact the solicitations agents, Citigroup Global Markets Inc., at 390 Greenwich Street, 1st Floor, New York, New York 10013, Attn: Liability Management Group, at (800) 588-3745 (toll free) or (212) 723-6106 (collect), or J.P. Morgan Securities LLC at 383 Madison Avenue, 3rd Floor, New York, New York 10179, Attn: Liability Management Group, at (800) 245-8812 (toll free) or (212) 270-1200 (collect).  Requests for copies of the Consent Solicitation Statement and the related Letter of Consent should be directed to the Information and Tabulation Agent, Global Bondholder Services Corporation, at (866) 804-2200 (toll free) or (212) 430-3774 (collect).

Forward Looking Statements

In addition to historical information, this press release and the documents relating to the Consent Solicitations contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The words “forecast,” “estimate,” “project,” “intend,” “expect,” “should,” “believe” and similar expressions are intended to identify forward-looking statements.  These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These risks and uncertainties include, but are not limited to, the following: national, regional and local economic conditions that may affect the markets in which we or our joint venture investees operate; the levels of expenditures on entertainment in general and movie theatres in particular; increased competition within movie exhibition or other competitive entertainment mediums; technological changes and innovations, including alternative methods for delivering movies to consumers; the popularity of major film releases; shifts in population and other demographics; our ability to renew expiring contracts at favorable rates, or to replace them with new contracts that are comparably favorable to us; our need for, and ability to obtain, additional funding for acquisitions and operations; risks and uncertainties relating to our significant indebtedness; fluctuations in operating costs; capital expenditure requirements; changes in interest rates; changes in accounting principles, policies or guidelines; and risks and uncertainties related to the acquisition of Parent by Wanda.  This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative but not exhaustive.  In addition, new risks and uncertainties may arise from time to time.  Accordingly, all forward-looking statements should be evaluated with an understanding of their inherent uncertainty.  Readers are urged to consider these factors carefully in evaluating the forward-looking statements.  For further information about these and other risks and uncertainties, see Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 29, 2012 and the information contained in this press release and the documents relating to the consent solicitations.  All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.  The forward-looking statements included herein are made only as of the date of the this press release, and we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About AMC Entertainment Inc.

AMC Entertainment Inc. delivers distinctive and affordable movie-going experiences in 346 theatres with 5,034 screens primarily in the United States and Canada.  The company operates 23 of the 50 highest grossing theatres in the country, including the top three.  AMC has propelled industry innovation and continues today by delivering premium sight and sound, enhanced food and beverage and diverse content. www.AMCTheatres.com.

Media Contact:

Ryan Noonan, (816) 480-4724
rnoonan@amctheatres.com